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                                                                   Exhibit 31.1


I, A. John Leach, Jr., certify that;

     1)   I have reviewed this quarterly report on Form 10-Q of Covista;

     2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3) Based on my knowledge, the financial statements, and other financial information included in quarterly annual report, fairly present in all material respects the financial condition, results of operations and cash flows of Covista as of, and for, the periods presented in this annual report;

     4) Covista's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Covista and have;

               a) Designed such disclosure controls and procedures to ensure that material information relating to Covista, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

               b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

               c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5) Covista's other certifying officers and I have disclosed, based on our most recent evaluation, to Covista's auditors and the Audit Committee of Covista's Board of Directors (or persons performing the equivalent functions);

               a) All significant deficiencies in the design or operation of internal controls which could adversely affect Covista's ability to record, process, summarize, and report financial data, and I have identified for Covista's auditors any material weaknesses in internal controls; and

               b) Any fraud, whether or not material, that involves management or other employees who have a significant role in Covista's internal controls; and

     6) Covista's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: December 12, 2003            By: /s/ A. John Leach, Jr.
                                       -----------------------------------------
                                       A. John Leach, Jr.
                                       President and Chief Executive Officer